Exhibit (b)(5)

If you have any questions or need help completing this application, call the Annuity Service Center at [1-877-723-8723] from 8:00 A.M. to 6:30 P.M. Eastern time.

Individual Flexible Premium Variable Annuity Application

Contract Owner:	Joint Owner (Spouse only) *Not applicable if this is a Qualified Annuity Contract
Full Legal Name	Full Legal Name

Street Address (no P.O. Box please)	Street Address

Street Address (continued)	Street Address (continued)

City, State Zip	City, State Zip

Email Address	Email Address

Phone – daytime	Phone – daytime

Phone – evening	Phone – evening

Social Security # or Tax ID	Social Security # or Tax ID

Date of Birth	Date of Birth

Annuitant:	Contingent Annuitant:
❑ Annuitant is the same as Owner.	❑ Contingent Annuitant is the same as Joint Owner *Not applicable if this is a Qualified Annuity Contract
Full Legal Name	Full Legal Name

Street Address	Street Address

City, State Zip	City, State Zip

Sex	Sex
❑ Male ❑ Female	❑ Male ❑ Female
Email Address	Email Address

Phone	Phone

Social Security # or Tax ID	Social Security # or Tax ID

Date of Birth	Date of Birth

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Beneficiary

If you need additional space, please use a separate sheet.

If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

Contingent Beneficiary

If you need additional space, please use a separate sheet.

The naming of a Contingent Beneficiary is optional.

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Name (first/middle/last)	SSN	Birth date	Percentage	Relationship

Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

Type of Annuity and Purchaser:

❑ Qualified                                                                   ❑ Non-Qualified

❑ Traditional IRA

❑  [Roth IRA]

Source of Funds:

Minimum initial contribution: [$10,000.]

Subsequent minimum contributions: $500; $100 if paid through an Automatic Bank Draft.

Qualified:

❑     Transfer all or a portion of funds from my existing IRA annuity or other qualified plan. (Complete IRA Rollover/Transfer Form.)

❑     Check is attached for a new IRA for tax year(s):                     .

Non-Qualified:

❑  Transfer all or a portion of funds from my existing annuity or life insurance policy. (Additional forms are required.)

❑  Transfer $                      from my brokerage account number                                 .

❑  Check is attached.

Death Benefit Options:

Select one: (Death Benefit Option 1 will apply unless Option 2 is chosen).	Mortality & Expense Charge

❑ Death Benefit Option 1 – Return of Account Value	[.25%]
❑ Death Benefit Option 2 – Guaranteed Minimum Death Benefit*	[.45%]

*Death Benefit Option 2 is not available to any Owner, Annuitant, or Contingent Annuitant over age 80.

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Sub-Accounts      Initial premium will be allocated to the Sub-Accounts specified below subject to the Right to Examine provisions on the front cover of your Contract. Your allocation of premium to an Income Sleeve Sub-Account signifies your election of the GLWB.

[%	Alger Small Cap Growth S	%	Maxim Lifetime 2015 II T
%	American Century VP Inflation Prot II	%	Maxim Lifetime 2025 II T
%	American Century VP Mid Cap Value II	%	Maxim Lifetime 2035 II T
%	Columbia VP Small Cap Value 2%		Maxim Lifetime 2045 II T
%	Delaware VIP Emerging Markets Svc	%	Maxim Lifetime 2055 II T
%	Delaware VIP Small Cap Value Series Svc	%	Maxim Loomis Sayles Bond
%	Delaware VIP REIT Series Svc	%	Maxim Loomis Sayles SmallCap Value
%	Dreyfus IP Technology Growth Svc	%	Maxim MFS International Growth Portfolio
%	Dreyfus VIF Appreciation Svc	%	Maxim Moderate Profile I
%	Dreyfus VIF International Value Svc	%	Maxim Moderately Aggressive Profile I
%	DWS Capital Growth VIP B	%	Maxim Moderately Conservative Profile I
%	DWS Dreman Small Mid Cap Value VIP B	%	Maxim Money Market Port
%	DWS Global Small Cap Growth VIP B	%	Maxim Putnam High Yield Bond
%	DWS Large Cap Value VIP B	%	Maxim S&P 500 Index Portfolio
%	Invesco Van Kampen VI Gr and Inc Ses II	%	Maxim S&P Midcap 400® Index
%	Invesco VI Core Equity II	%	Maxim Short Duration Bond
%	Invesco VI Global Real Estate II	%	Maxim Stock Index
%	Invesco VI International Growth II	%	Maxim T. Rowe Price MidCap Growth
%	Invesco VI Small Cap Equity II	%	Maxim Templeton Global Bond
%	Janus Aspen Balanced Svc	%	Maxim US Government Mort Secs
%	Janus Aspen Flexible Bond Svc	%	Neuberger Berman AMT Socially Responsive S
%	Janus Aspen Overseas Svc	%	PIMCO VIT Commodity Real Ret Strat Adv
%	Janus Aspen Perkins Mid Cap Value Svc	%	PIMCO VIT Low Duration Adv
%	Lazard Retirement US Sm-Mid Cap Eq Ser	%	PIMCO VIT Real Return Adv
%	Maxim Aggressive Profile I	%	PIMCO VIT Total Return Adv
%	Maxim Ariel Midcap Value	%	Putnam VT American Government Inc IB
%	Maxim Bond Index	%	Putnam VT Capital Opportunities IB
%	Maxim Conservative Profile I	%	Putnam VT International Growth IB
%	Maxim Federated Bond Portfolio	%	Putnam VT Voyager IB
%	Maxim Index 600 Portfolio	%	T. Rowe Price Health Sciences Port II
%	Maxim International Index Initial	%	UIF Mid Cap Growth II
%	Maxim Invesco ADR	%	Van Eck VIP Tr Global Hard Assets S]

Income Sleeve Sub-Account (Upon allocation to any of the below Sub-Accounts, you are electing the Rider)

%	[Maxim Secure FoundationSM Balanced Portfolio (Class L)1]
Total Investment Sleeve and Income Sleeve Allocation must equal 100%

You may change your allocations online or by calling the Annuity Service Center at [1-877-723-8723] from 8:00 am-6:30 pm ET.

[1]	I acknowledge that upon an allocation to an Income Sleeve Sub-Account, a Guarantee Benefit Fee applies.

J555app	Page 3 of 6

Replacement	Do you have any life insurance or annuity contracts in force? ❑ YES ❑ NO

Will any existing annuity or insurance contract, including any Great-West Life & Annuity Insurance Company contracts, be replaced, modified, or any value of any annuity or insurance contract be used to purchase the proposed Contract? (State law requires that you provide this information when you replace any life insurance policy or annuity contract with another.)

	❑ YES, this Contract would replace the life insurance policy or annuity listed below.	❑ NO, this Contract would not replace another life insurance policy or annuity.
Annuitant/Insured on Existing Policy

	Agent Signature	Existing Company

	Policy No.	Approximate Amount $

Note: Carefully consider whether a replacement is in your best interest by making a comparison of your existing contract and the proposed one. We encourage you to contact your current insurance company to determine if there are any charges or penalties that will be assessed upon replacement.

Automatic Bank Draft Form (optional)	Bank Name	ABA Number
	Bank Street Address	City, State Zip

	Automatic bank draft start date	Checking Account #

Additional Monthly Amount

I/We hereby request and authorize the above-referenced bank (the “Bank”) to charge my/our account checks or electronic fund transfer debits processed by and payable to the order of Great-West Life & Annuity Insurance Company, Annuity Administration Department, P.O. Box 173920, Denver, CO 80217-3920 provided there are sufficient collected funds in said account to pay the same upon presentation. It will not be necessary for any officer or employee of Great-West Life to sign such checks. I/We agree that the Bank’s rights in respect to each such check shall be the same as if it were a check drawn on the Bank and signed personally by me/us. This authority is to remain in effect until revoked by me/us, and until the Bank actually receives such notice, I/we agree that the Bank shall be fully protected in honoring any such check or electronic fund transfer debit. In addition to regular bank draft, I/we authorize such ad hoc drafts as are requested through the Annuity Service Center. I/We further agree that if any such check or electronic fund transfer debit be dishonored, whether with or without cause and whether intentionally or inadvertently, the Bank shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance or investment loss to me/us.

	Signature(s) EXACTLY as shown on bank records	Signature(s) EXACTLY as shown on bank records
	Print full legal name(s) Date	Print full legal name(s) Date

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Signatures

I understand that I am applying for a Flexible Premium Variable Annuity, Contract Form J555, issued by Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief.

I acknowledge receipt of the prospectus for the variable annuity contract. I understand that amounts allocated to a Sub-Account are variable and are not guaranteed as to dollar amount.

I hereby direct that my telephone instructions to the Annuity Service Center and/or those I submit via any Internet site and/or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The Annuity Service Center will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, Great-West Life & Annuity Insurance Company will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my brokerage account is indicated in this application, I authorize my broker to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Sign Here

	Signature of Contract Owner	Date	Signature of Joint Contract Owner	Date

	Full Name of Contract Owner		Full Name of Joint Contract Owner

For Agent Use Only	Does the applicant have existing life insurance policies or annuity contracts?	❑ Yes	❑ No
	Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company?	❑ Yes	❑ No

Do you believe the contract is suitable for the retirement and insurance needs of the applicant?
❑ Yes ❑ No ❑ Information not provided by the applicant

Agent Signature	Date

Annuity contracts are issued by:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road, Greenwood Village, Colorado, 80111.

For Internal Use Only:

Rep Code	Source Code	Lead Source	Date

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FRAUD WARNINGS

[California: For your protection, California law requires the following to appear on this form: Any person who knowingly presents false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison.

Maine, Tennessee and Virginia: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

Connecticut:    Any person who, knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information, or conceals, for the purpose of misleading, information concerning any fact material thereto, may commit a fraudulent insurance act, determined by a court of competent jurisdiction.

District of Columbia:   Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Kentucky:   Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maryland:    Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Massachusetts and Oregon: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Vermont: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Washington:    It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

All Other States:    Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.]

J555app	Page 6 of 6